Registration No. 333-85488
Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 13	Trade Date: 11/12/02
(To Prospectus dated July 22, 2002)	Issue Date: 11/15/02

The date of this Pricing Supplement is November 12, 2002

CUSIP or Common Code:	41013MCH1	41013MCJ7	41013MCK4	41013MCL2

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$2,000,790.00	$2,395,980.00	$2,235,950.00	$1,806,817.50

Discounts and Commissions:	1.000%	1.400%	1.500%	1.750%

Reallowance:	0.200%	0.200%	0.275%	0.350%

Dealer:	99.200%	98.800%	98.800%	98.600%

Maturity Date:	11/15/07	11/15/10	11/15/12	11/15/14

Stated Annual Interest Rate:	3.550%	4.350%	4.900%	5.000%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly

First Payment Date:	12/15/02	12/15/02	12/15/02	12/15/02

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

1 For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.

Registration No. 333-85488
Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 13	Trade Date: 11/12/02
(To Prospectus dated July 22, 2002)	Issue Date: 11/15/02

The date of this Pricing Supplement is November 12, 2002

CUSIP or Common Code:	41013MCM0	41013MCN8	41013MCP3

Price to Public:	100.000%	100.000%	100.000%

Proceeds to Issuer:	$6,900,180.00	$1,479,075.00	$25,759,580.00

Discounts and Commissions:	2.000%	2.500%	2.750%

Reallowance:	0.350%	0.350%	0.350%

Dealer:	98.350%	97.850%	97.600%

Maturity Date:	11/15/17	11/15/22	11/15/27

Stated Annual Interest Rate:	5.600%	5.800%	6.000%

Interest Payment Frequency:	Monthly	Monthly	Monthly

First Payment Date:	12/15/02	12/15/02	12/15/02

Additional Amounts:	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes

Callable by Issuer:	Yes	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	11/15/05 Callable one time only at 100% on call date above with 30 days notice.	11/15/06 Callable one time only at 100% on call date above with 30 days notice.	11/15/07 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A

2 For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.